Exhibit 99.1

CURAEGIS TECHNOLOGIES, INC. appoints Lance F. Drummond to Board of Directors

ROCHESTER, N.Y., Dec. 11, 2018 (GLOBE NEWSWIRE) -- Richard A. Kaplan, Chief Executive Officer of CurAegis Technologies, Inc. (OTCBB: CRGS) announced today that Lance F. Drummond, has been appointed to the Company’s Board of Directors.

In making the announcement, Mr. Kaplan stated:

“Lance brings a depth of experience to the CurAegis board at an exciting period in the company’s commercialization cycle. Lance has established his career in three different industries: manufacturing, technology, and banking and has more than thirty years of progressive experience with business-to-business and business-to-consumer Fortune 500 companies. Lance joined the CurAegis Business Advisory Board in early 2018 and has been a significant advisor on various product development and commercialization projects in 2018. Mr. Drummond has been appointed a member of the CurAegis Audit Committee upon his appointment to the board. We are excited to welcome Mr. Drummond to the CurAegis Board of Directors.”

Mr. Drummond is currently a board member of Federal Home Loan Mortgage Corporation (Freddie Mac) where he has served on the Audit Committee and Nominations and Governance Committee since 2015. He is a board member for United Community Bank Inc. since 2018, where he serves on the Risk Committee, Nominating and Governance Committee and Compensation Committee.

Mr. Drummond earned a Bachelor’s degree in Business Management from Boston University, a Master’s degree in Business Administration from the Simon Business School at the University of Rochester and a Master’s degree in Management Science from MIT. Mr. Drummond received the MIT Sloan Fellowship in 1994 and the Aspen Institute’s Henry Crown Fellowship in 1998.

Mr. Drummond’s professional experience includes: twenty-six years at Eastman Kodak Company in a variety of technology and general management positions including as Chief Operating Officer for the Kodak’s professional products division, Bank of America where he served as Service and Fulfillment Operations executive for Global Technology and Operations and Digital Channels executive for the Consumer Banking Division. At Fiserv, he was Executive Vice President of Human Resources and Shared Services. Prior to retiring from TD Canada Trust, he was Executive Vice President of Operations and Technology.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS. This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of CurAegis’ businesses. More detailed information about these factors may be found in filings by CurAegis with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K. CurAegis is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CURAEGIS TECHNOLOGIES, INC. CurAegis Technologies, Inc. (OTCQB: CRGS) was incorporated as a New York business corporation on September 25, 1996. The Company develops and markets advanced technologies in the areas of power, safety and wellness. The Company is focusing its commercialization strategies on the following technologies: (i) the CURA System reports real-time alertness monitoring utilizing the CURA app, the Group Wellness Index, and the Z-Coach wellness program and (ii) the Aegis hydraulic pump/motor. The CURA System measures multiple metrics in order to establish that a person's ability to perform a task or job appears to be degrading. The Aegis hydraulic pump/motor is an innovative hydraulic design, the goal of which to deliver better efficiencies in a package that is smaller and lighter than existing technologies. The Company has not had any significant revenue-producing operations.

CONTACT: Richard A. Kaplan Chief Executive Officer 585-254-1100